Exhibit 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated May 9, 2001 relating to the consolidated financial statements of Activision, Inc., which appears in the Annual Report on Form 10-K for the year ended March 31, 2001. We also consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated May 9, 2001 relating to the consolidated financial statement schedule, which appears in Activision, Inc.'s Annual Report on Form 10-K for the year ended March 31, 2001. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



PricewaterhouseCoopers LLP

Los Angeles, California
December 3, 2001

                                                                    Exhibit 23.2


                         INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in the registration statement on Form S-3 of Activision, Inc. of our report dated May 5, 2000, except as to Note 14, which is as of June 9, 2000, relating to the consolidated balance sheet of ACTIVISION, INC. and subsidiaries as of March 31, 2000 and the related consolidated statements of operations, changes in shareholders' equity, and cash flows for each of the years in the two-year period ended March 31, 2000, and the related financial statement schedule for each of the years in the two-year period ended March 31, 2000, which report appears in the March 31, 2001 annual report on Form 10-K of Activision, Inc., and to the reference to our firm under the heading "Experts" in the registration statement on Form S-3.

KPMG LLP

Los Angeles, California
December 3, 2001